EXHIBIT 23.1


			 CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-21487) of Button Gwinnett Financial Corporation and in the related Prospectus pertaining to the Button Gwinnett Financial Corporation 1993 Stock Incentive Plan of our report dated January 14, 1998, except for Note 14 as to which the date is February 5, 1998, with respect to the consolidated financial statements of Button Gwinnett Financial Corporation included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.


				     /s/ Mauldin & Jenkins, LLC


March 27, 1998
Atlanta, Georgia